TPG Reports Second Quarter 2023 Financial Results

Total assets under management of $139 billion as of June 30, 2023, an increase of 9% compared to $127 billion as of June 30, 2022

GAAP net income attributable to TPG Inc. of $27 million for the second quarter ended June 30, 2023, with basic net income per share of Class A common stock of $0.32

Fee-Related Earnings of $125 million for the second quarter ended June 30, 2023, an increase of 23% year-over-year, resulting in a Fee-Related Earnings margin of 44%

After-tax Distributable Earnings of $96 million (or $0.26 per share of Class A common stock) for the second quarter ended June 30, 2023

Dividend of $0.22 per share of Class A common stock for the second quarter ended June 30, 2023

San Francisco and Fort Worth, Texas – August 8, 2023 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited second quarter 2023 results. TPG issued a full detailed presentation of its quarter ended June 30, 2023 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com.

"Our second quarter results demonstrate the strength and durability of TPG’s business model, with fee-related earnings growth of 23% year-over-year to $125 million,” said Jon Winkelried, Chief Executive Officer. “As we’ve been working toward closing the Angelo Gordon acquisition, we’ve also been very active in our core business. The pace of activity across our investment platforms has continued to accelerate in the current environment and we’ve made meaningful progress on several key organic growth initiatives."

Dividend
TPG has declared a quarterly dividend of $0.22 per share of Class A common stock to holders of record at the close of business on August 18, 2023, payable on September 1, 2023.

Conference Call
TPG will host a conference call and live webcast today at 11:00 am ET. It may be accessed by dialing (800) 579-2543 (US toll-free) or (785) 424-1789 (international), using the conference ID TPGQ223. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG’s website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website.

About TPG
TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $139 billion of assets under management and investment and operational teams around the world. TPG invests across five multi-strategy platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Shareholder contact:	Media contact:
Gary Stein	Luke Barrett
212-601-4750	415-743-1550
shareholders@tpg.com	media@tpg.com

Forward Looking Statements
This press release may contain “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected filing of our amended and restated certificate of incorporation, expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to complete and recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P. and AG Funds L.P. (collectively, “Angelo Gordon”) on the anticipated timeline or at all; purchase price adjustments; unexpected costs related to the transaction and the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks.

For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this press release, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the press release.

This press release does not constitute an offer of any TPG Fund.